Exhibit 4.5

AMENDMENT NO. 4 TO AMENDED AND RESTATED RIGHTS AGREEMENT

This Amendment No. 4 to Amended and Restated Rights Agreement (this “Amendment”), dated as of December 20, 2005, between Inamed Corporation, a Delaware corporation (the “Company”), and U.S. Stock Transfer Corporation, as Rights Agent (the “Rights Agent”), amends that certain Amended and Restated Rights Agreement, dated as of November 16, 1999, as amended by the certain Amendment No. 1 to Amended and Restated Rights Agreement, dated as of December 22, 1999, that certain Amendment No. 2 to Amended and Restated Rights Agreement, dated as of April 1, 2002, and that certain Amendment No. 3 to Amended and Restated Rights Agreement, dated as of March 20, 2005 (collectively, the “Rights Agreement”).

WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement.  Pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof and the Company desires and directs the Rights Agent to so amend the Rights Agreement.  All acts and things necessary to make this Amendment a valid agreement according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects authorized by the Company and the Rights Agent.

WHEREAS, as permitted by Section 3(a)(ii) of the Rights Agreement, on December 6, 2005, the Company extended the Distribution Date (as that term is defined in the Rights Agreement)  to December 19, 2005 in connection with the commencement of an exchange offer by Allergan, Inc. a Delaware corporation (“Allergan”), and Banner Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Allergan (“Banner).

WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), dated as of December 20, 2005, with Allergan and Banner.

In consideration of the foregoing premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereto agree as follows:

1.             Section 1(a) of the Rights Agreement is hereby amended by replacing the final sentence thereof with following:

“Notwithstanding the foregoing, Allergan, Inc., a Delaware corporation (“Allergan”), or any Affiliate or Associate thereof, including Banner Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Allergan (“Merger Sub”), shall not become an “Acquiring Person” as a result of (i) the approval, execution or delivery of that certain Agreement and Plan of Merger, dated as of December 20, 2005, by and among the Company, Allergan and Merger Sub (as the same may be amended from time to time, the “Merger Agreement”), including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Exchange Offer or the Merger pursuant to, and as defined in, the Merger Agreement, (iii) the acceptance for payment and purchase or exchange of Common Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement, the Exchange Offer or the Merger, or (v) the consummation of any other transaction contemplated by the Merger Agreement.”

2.             Section 1(g) of the Rights Agreement is hereby amended by replacing the final sentence thereof with following:

“Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to have occurred solely as a result of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Exchange Offer or the Merger pursuant to, and as defined in, the Merger Agreement, (iii) the acceptance for payment and purchase or exchange of Common Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement, the Exchange Offer or the Merger, or (v) the consummation of any other transaction contemplated by the Merger Agreement, provided that the Distribution Date shall be deemed to occur immediately prior to any time as Allergan or Merger Sub (or any Affiliate or associate thereof) shall become an Acquiring Person.”

3.             Section 1(m) of the Rights Agreement is hereby amended by adding as the final sentence thereof the following:

“Notwithstanding anything in this Agreement to the contrary, no Shares Acquisition Date shall be deemed to have occurred solely as a result of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the consummation of the Exchangen Offer or the Merger, pursuant to the Merger Agreement, (iii) the acceptance for payment and purchase or exchange of Common Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement, the Exchange Offer or the Merger, or (v) the consummation of any other transaction contemplated by the Merger Agreement.”

4.             Section 11(a)(ii) of the Rights Agreement is hereby amended by adding as the final sentence thereof the following:

“Notwithstanding the foregoing, this Section 11(a)(ii) shall not be deemed to apply to any of the following: (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of the amendments thereto (ii) the consummation of the Exchange Offer or the Merger pursuant to, and as defined in, the Merger Agreement, (iii) the acceptance for payment and purchase or exchange of Common Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement, the Exchange Offer or the Merger, or (v) the consummation of any other transaction contemplated by the Merger Agreement.”

5.             Section 13 of the Rights Agreement is hereby amended by adding as the final sentence thereof the following:

“Notwithstanding anything in this Agreement to the contrary, none of the events described in clauses (a) through (c) of the first sentence of this Section 13 shall be deemed to have occurred solely as a result of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto (ii) the consummation of the Exchange Offer or the Merger pursuant to, and as defined in, the Merger Agreement, (iii) the acceptance for payment and purchase or exchange of Common Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement, the Exchange Offer or the Merger, or (v) the consummation of any other transaction contemplated by the Merger Agreement.”

6.             Section 25(a) of the Rights Agreement is hereby amended by adding as the final sentence thereof the following:

“Notwithstanding the foregoing, this Section 25(a) shall not be deemed to apply to any of the following:  (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto (ii) the consummation of the Exchange Offer or the Merger pursuant to, and as defined in, the Merger Agreement, (iii) the acceptance for payment and purchase or exchange of Common Shares pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement, the Exchange Offer or the Merger, or (v) the consummation of any other transaction contemplated by the Merger Agreement.”

7.             This Amendment shall be deemed effective as of, and immediately prior to, the execution and delivery of the Merger Agreement.  Except as expressly amended hereby, the Rights Agreement remains in full force and effect in accordance with its terms.

8.             This Amendment to the Rights Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

9.             This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

10.           Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

11.           Capitalized terms used herein but not defined shall have the meanings given to them in the Rights Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Rights Agreement to be duly executed as of the day and year first above written.

Inamed Corporation

By:	/s/ Joseph A. Newcomb
	Name:	Joseph A. Newcomb
	Title:	Executive Vice President, Secretary and General Counsel

U.S. STOCK TRANSFER CORPORATION, as Rights Agent

By:	/s/ Richard C. Brown
	Name:	Richard C. Brown
	Title:	Vice President